Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Western Digital Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL® ANNOUNCES RECORD FINANCIAL RESULTS

Full Year Revenue Grew 31 Percent; Earnings More Than Doubled

IRVINE, Calif. — Jul. 25, 2012 — Western Digital® Corp. (NASDAQ: WDC) today reported revenue of $12.5 billion and net income of $1.6 billion, or $6.58 per share for fiscal year 2012, compared to fiscal 2011 revenue of $9.5 billion and net income of $726 million, or $3.09 per share. On a non-GAAP basis, fiscal 2012 net income was $2.1 billion or $8.61 per share, compared to fiscal 2011 net income of $770 million or $3.28 per share.1 Both the GAAP and non-GAAP fiscal 2012 results include results from the company’s newly acquired HGST subsidiary from the acquisition date of March 8 through the end of fiscal 2012.

For its fourth fiscal quarter ended June 29, 2012, the company reported revenue of $4.8 billion, hard-drive shipments of 71.0 million and net income of $745 million, or $2.87 per share. On a non-GAAP basis, net income was $872 million, or $3.35 per share.2 In the year-ago quarter, the company reported revenue of $2.4 billion, net income of $158 million, or $0.67 per share, and shipped 53.8 million hard drives. Non-GAAP net income in the year-ago quarter was $193 million, or $0.81 per share.3

The company generated $1.1 billion in cash from operations during the June quarter, ending with total cash and cash equivalents of $3.2 billion. During the quarter, the company repaid $558 million of debt and spent $604 million to buy back over 16 million shares of common stock.

“Fiscal 2012 was one of the most challenging and exciting years in our 42-year history,” said John Coyne, chief executive officer. “While responding to two major natural disasters and completing the largest acquisition in the history of the industry, we achieved year-over-year revenue growth of 31 percent and more than doubled earnings per share.

Western Digital Announces Record Financial Results

“In the June quarter, demand was in line with our forecast as industry shipments reached 157 million units, bringing total HDD shipments for the year to 599 million units. Our WD and HGST subsidiaries both performed ahead of plan in Q4, delivering great products with consistent execution, resulting in strong revenue growth, gross margin and cash flows.”

The investment community conference call to discuss these results and the company’s September quarter and fiscal year 2013 outlook will be broadcast live over the Internet today at 2 p.m. Pacific/5 p.m. Eastern. The live and archived conference call webcast can be accessed online at investor.wdc.com. The telephone replay number is 800-274-1341 in the U.S. or +1-203-369-3636 for international callers.

About Western Digital

Western Digital, a storage industry pioneer and long-time leader, provides products and services for people and organizations that collect, manage and use digital information. The company designs and produces reliable, high-performance hard drives and solid state drives that keep users’ data accessible and secure from loss. Its storage technologies serve a wide range of host applications including client and enterprise computing, embedded systems and consumer electronics, as well as its own storage systems. Its home entertainment products enable rich engagement with stored digital content.

Western Digital was founded in 1970. The company’s products are marketed to leading OEMs, systems manufacturers, selected resellers and retailers under the Western Digital®, WD® and HGST™ brand names. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

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Western Digital, WD and the WD logo are registered trademarks of Western Digital Technologies, Inc. All other trademarks mentioned herein belong to their respective owners.

Western Digital Announces Financial Results

[1]

Non-GAAP net income for fiscal 2012 consists of GAAP net income of $1.6 billion plus $214 million of charges and expenses related to the flooding net of recoveries, $91 million for costs recognized upon the sale of acquired inventory that was written-up to fair value, $80 million related to restructuring, $63 million for amortization of intangibles related to the acquisition, $62 million of acquisition-related expenses, $7 million of litigation accruals, less $20 million of tax effects related to the aforementioned items. Non-GAAP earnings per share of $8.61 for fiscal 2012 is calculated by using the same 245 million diluted shares as is used for GAAP earnings per share. Non-GAAP net income for fiscal 2011 consists of GAAP net income of $726 million plus $44 million of acquisition-related expenses and unrelated litigation accruals. Non-GAAP earnings per share of $3.28 for fiscal 2011 is calculated by using the same 235 million diluted shares as is used for GAAP earnings per share.

[2]

Non-GAAP net income for the fourth quarter fiscal 2012 consists of GAAP net income of $745 million plus $51 million for amortization of intangibles related to the acquisition, $80 million related to restructuring less a $4 million tax effect related to the restructuring. Non-GAAP earnings per share of $3.35 for the fourth quarter is calculated by using the same 260 million diluted shares as is used for GAAP earnings per share.

[3]

Non-GAAP net income for the fourth quarter fiscal 2011 consists of GAAP net income of $158 million plus $35 million of acquisition-related expenses and unrelated litigation accruals. Non-GAAP earnings per share of $0.81 for the fourth quarter is calculated by using the same 237 million diluted shares as is used for GAAP earnings per share.

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Jun. 29,	Jul. 1,
	2012	2011
ASSETS

Current assets:
Cash and cash equivalents	$3,208	$3,490
Accounts receivable, net	2,364	1,206
Inventories	1,210	577
Other	359	214

Total current assets	7,141	5,487
Property, plant and equipment, net	4,067	2,224
Goodwill	1,975	151
Other intangible assets, net	799	71
Other assets	224	185

Total assets	$14,206	$8,118

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,773	$1,545
Accrued expenses	858	349
Accrued warranty	171	132
Current portion of long-term debt	230	144

Total current liabilities	4,032	2,170
Long-term debt	1,955	150
Other liabilities	550	310

Total liabilities	6,537	2,630
Total shareholders’ equity	7,669	5,488

Total liabilities and shareholders’ equity	$14,206	$8,118

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Years Ended
	Jun. 29,	Jul. 1,	Jun. 29,	Jul. 1,
	2012	2011	2012	2011
Revenue, net	$4,754	$2,403	$12,478	$9,526
Cost of revenue	3,282	1,934	8,840	7,735

Gross margin	1,472	469	3,638	1,791

Operating expenses:
Research and development	406	188	1,055	703
Selling, general and administrative	178	109	518	307
Charges related to flooding, net	—	—	214	—
Restructuring	80	—	80	—

Total operating expenses	664	297	1,867	1,010

Operating income	808	172	1,771	781
Net interest and other	(7)	(2)	(14)	(1)

Income before income taxes	801	170	1,757	780
Income tax provision	56	12	145	54

Net income	$745	$158	$1,612	$726

Income per common share:
Basic	$2.93	$0.68	$6.69	$3.14

Diluted	$2.87	$0.67	$6.58	$3.09

Weighted average shares outstanding:
Basic	254	233	241	231

Diluted	260	237	245	235

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended		Years Ended
	Jun. 29,	Jul. 1,	Jun. 29,	Jul. 1,
	2012	2011	2012	2011
Cash flows from operating activities
Net income	$745	$158	$1,612	$726
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	339	150	825	602
Stock-based compensation	31	15	92	69
Deferred income taxes	(8)	16	34	20
Non-cash portion of charges related to flooding	—	—	119	—
Non-cash portion of restructuring	56	—	56	—
Changes in operating assets and liabilities, net	(35)	108	329	238

Net cash provided by operating activities	1,128	447	3,067	1,655

Cash flows from investing activities
Purchases of property, plant and equipment	(324)	(153)	(717)	(778)
Acquisitions, net of cash acquired	15	(15)	(3,526)	(15)
Proceeds from the sale of equipment	76	—	76	—

Cash used in investing activities	(233)	(168)	(4,167)	(793)

Cash flows from financing activities
Employee stock plans, net	93	12	141	50
Repurchases of common stock	(604)	—	(604)	(50)
Proceeds from debt, net of issuance costs	—	—	2,775	—
Repayment of assumed debt	—	—	(585)	—
Repayment of debt	(558)	(31)	(908)	(106)

Net cash provided by (used in) financing activities	(1,069)	(19)	819	(106)

Effect of exchange rate changes on cash	5	—	(1)	—

Net increase (decrease) in cash and cash equivalents	(169)	260	(282)	756
Cash and cash equivalents, beginning of period	3,377	3,230	3,490	2,734

Cash and cash equivalents, end of period	$3,208	$3,490	$3,208	$3,490